Joint Filer Information

Name of Joint Filer:                        Manchester Financial Group, LP

Address of Joint Filer:                     One Market Place, 33rd Floor,
                                            San Diego, CA 92101

Relationship of Joint Filer
to Issuer:                                  10% Owner

Designated Filer:                           Douglas F. Manchester

Issuer & Ticker Symbol:                     NextWave Wireless LLC (None)

Date of Event Requiring Statement:          June 30, 2006



SIGNATURE:

Manchester Financial Group, L.P.

By:  Manchester Financial Group, Inc., its general partner


By:   /s/  Roseann Rustici
     -------------------------------
Name:   Roseann Rustici
Title:  Attorney-in-Fact

August 18, 2006
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Date